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                                                                     EXHIBIT 3.1

                   THE ARTICLES OF INCORPORATION           FILED
                                                   IN THE OFFICE OF THE
                               OF               SECRETARY OF STATE OF TEXAS
                                                        FEB 10 1981
                          SURREY, INC.                    CLERK IG
                                                    CORPORATION DIVISION

         I, a natural person of the age of twenty-one years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

         The name of the corporation is SURREY, INC.

                                   ARTICLE II

         The period of its duration is perpetual.

                                  ARTICLE III

         The purpose for which the corporation is organized is: The transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares without par value.
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                                   ARTICLE V

         Pre-emptive rights are denied, and no shareholder of any class of stock in the Corporation shall have pre-emptive rights.

                                   ARTICLE VI

           No shareholder shall have the right of cumulative voting.


                                  ARTICLE VII

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                  ARTICLE VIII

         The Post Office address of its initial registered office is 1700 Austin National Bank Tower, Austin, Texas 78701, and the name of its initial registered agent at such address is Terrence Kendall.

                                   ARTICLE IX

         The number of directors constituting the initial board of directors is five (5), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                 James K. Olson                    9703 Vista View Drive
                                                   Austin, TX 78750

                 John B. van der Hagen             13603 Briar Hollow Drive
                                                   Round Rock, TX 78664

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                 B. R. Harvey, Jr.              Route 1
                                                Hamilton, TX 76531

                 Robert W. Carlson              19 Honeycomb Hollow
                                                Leander, TX 78641

                 John Trucano                   Community Investment Ent.
                                                7515 Wayzata Blvd.
                                                Minneapolis, Minnesota 55426


                                   ARTICLE X

         The name and address of the incorporator is:

                 Terrence Kendall               1700 Austin National Bank Tower
                                                Austin, TX 78701

                                    -page 2-

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 9th day of February, 1981.

                                        /s/ Terrence Kendall
                                        ---------------------------------
                                        Terrence Kendall

STATE OF TEXAS            )
                          ) ss.
COUNTY OF TRAVIS          )


         I, the undersigned authority, a notary public, do hereby certify that on the 9th day of February, 1981, personally appeared before me Terrence Kendall, who, by me being duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein are true.

                                        /s/ Glenda Yerkes
                                        ---------------------------------

                                        Notary Public in and for
                                        Travis County, Texas
                                             GLENDA YERKES
                                        My Commission expires September 28, 1984

                                    -page 3-
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                            ARTICLES OF AMENDMENT OF
                         THE ARTICLES OF INCORPORATION
                                OF SURREY, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

         The name of the corporation is SURREY, INC.

                                  ARTICLE TWO


         The following resolutions were adopted by the shareholders of the corporation on September 3, 1997:

         RESOLVED, that Article IV of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE IV

                 The total authorized number of shares of the corporation shall be Ten Million (10,000,000) common shares without par value."

         FURTHER RESOLVED, that Article VIII of the Articles of Incorporation of the Corporation is hereby amended, if and as required by the Secretary of State of the State of Texas, to read in its entirety as follows:

                                 "ARTICLE VIII

                          The address of the registered office of the
                 corporation shall be 13110 Trails End Road, Leander, Texas 78641. The name of the registered agent of the corporation is Mark van der Hagen."

         FURTHER RESOLVED, that the Sole Shareholder and the Board of Directors hereby authorize the amendment of the Corporation's Articles of Incorporation, subject to approval by the filing with the Secretary of State of the State of Texas, the addition of Article XI to read in its entirety substantially as follows, with such changes therein as shall be made, upon consultation with the Secretary of State, by the President of the corporation signing such certificate of amendment thereof:
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                                  "ARTICLE XI

                          A director of the corporation shall not be personally
                 liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not authorized the elimination or limitation of the liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders; (2) an act or mission not is good faith that constitutes a breach of duty of the director to the corporation or any act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statue."

                                 ARTICLE THREE

         The amount of stated capital of the corporation following the filing of this amendment shall not be changed.





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                                  ARTICLE FOUR

         The number of shares of the corporation outstanding at the time of such adoption was one hundred thousand (100,000) common stock; and the number of shares entitled to vote there on was one hundred thousand (100,000). The number of shares that voted for the amendment was 100,000.

                                  ARTICLE FIVE

         The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting the said amendment.


Dated:  September 3, 1997.

                                        SURREY, INC.




                                        /s/ John van der Hagen
                                        ----------------------------
                                        By:  John van der Hagen
                                        Its President